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First Niagara
        Financial Group, Inc.

 FIRST NIAGARA FINANCIAL GROUP REPORTS 2006 FOURTH QUARTER AND FULL YEAR RESULTS

Overall Results Reflect Continuing Focus on Strategic and Performance Objectives

Lockport, N.Y. - January 25, 2007 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced results for the fourth quarter and full year 2006 that reflect the benefits of the Company's continuing focus on effectively building its business and improving its earning asset mix to reduce the impact of margin compression caused by rising rates and the flat to inverted yield curve.

Net income of $20.9 million for the fourth quarter of 2006, or $0.19 per diluted share compared to $23.5 million, or $0.21 per diluted share for the fourth quarter of 2005. On a linked quarter basis, these results compare to net income of $23.6 million, or $0.22 per diluted share. For the full year, net income was $91.9 million, or $0.85 per diluted share, compared to $92.9 million, or $0.84 per diluted share for 2005.

"Overall, 2006 was a very solid year for First Niagara in an extremely challenging rate and competitive environment," said John R. Koelmel, President, Chief Operating Officer and Acting Chief Executive Officer. "We enhanced and expanded customer relationships to achieve significant increases in average loan and deposit balances - especially in commercial loan and home equity portfolios as well as non-interest bearing deposits - while maintaining stellar credit quality. To support future growth, we continued to build out our branch network in Buffalo and Rochester adding six branches to our franchise in 2006 with another five planned for 2007. To better serve our business customers, we combined all our employee benefits businesses into First Niagara Benefits Consulting (FNBC) and have established regional market centers in all of our major urban markets. We also exited non-core business lines such as indirect automobile and manufactured housing lending to better align all our resources and energies on the continued profitable growth of our consumer, commercial and financial services businesses. Our focus on effectively and efficiently providing customer value across our franchise enhanced our financial performance in 2006 and enabled us to advance many of our strategic objectives."

Koelmel noted that earnings per share for the year increased approximately 1%, even with the impact of significant nonrecurring charges, while average loan and deposit balances increased 10% and 7%, respectively, over 2005.

"The benefits of our strong growth and improved asset mix were masked by the effects of a flat rate curve and compressed margin, as well as our year long wholesale deleverage initiative," Koelmel said. "Very positive credit experience and expense management also contributed to our success and minimized the impact of our revenue growth challenges. Although fourth quarter results were adversely affected by a number of nonrecurring charges, our core operating results reflect our continuing efforts to further position the Company for long-term success."

Results in the 2006 fourth quarter were affected by severance charges totaling $3.3 million, including, as previously disclosed, $2.4 million related to the CEO change. Those charges reduced net income per diluted share by $0.02 for the 2006 fourth quarter.

During the fourth quarter of 2006, average total loans increased $33.2 million to $5.7 billion from the linked quarter, a 2% annualized increase. The growth was achieved in spite of the impact of more than $350 million in loan payoffs during the quarter and increased competitive pricing pressure. For the full year, average total loans increased 10% with total commercial loan balances rising 12% and the home equity portfolio up 24%. At December 31, 2006, outstanding commercial loan commitments increased to $268.6 million, which includes $163.9 million in commercial real estate construction loans. The benefit of the improving asset mix, the continued repricing of variable rate assets and the positive impact of prepayment and other fees related to the commercial loan payoffs resulted in a 15 basis point improvement in the taxable equivalent yield on interest-earning assets to 6.21% for the quarter.

Total deposits of $5.7 billion at December 31, 2006, which increased 9% annualized compared to September 30, 2006, included double digit increases in checking and non-interest bearing balances. While average balances were consistent on a linked quarter basis, the year end increase reflects the benefits of our relationship-based focus on core account growth, which is essential given the impact of the continuing rise in deposit rates. For the quarter, the rate paid on deposits increased 20 basis points from the prior three month period. For the full year, average total deposits increased 7%, which included an 8% increase in noninterest-bearing accounts.

Average borrowings decreased an additional $105.0 million during the quarter as outstanding advances at December 31, 2006 were down $171.8 million compared to the prior quarter end. The impact of the continuing wholesale deleverage resulted in a decrease in interest earning assets during the quarter, but helped to mitigate the compression of the net interest margin. The taxable net interest margin declined to 3.52% for the quarter from 3.54% for the linked quarter.

Credit quality was very favorable with non-performing loans of $15.5 million at December 31, 2006, a $1.6 million decrease from $17.1 million at the end of the third quarter. Non-performing loans to total loans were only 0.27% in the quarter compared to 0.30% in the linked quarter and 0.41% a year earlier. Net charge-offs to average loans were 0.15% annualized for the quarter and 0.12% for the full year. The provision for credit losses of $1.3 million was consistent with the provision in the linked quarter. At December 31, 2006, the allowance for credit losses was 1.27% of total loans and 463% of non-performing loans, compared to 1.37% and 330% respectively, a year ago.

Noninterest income for the fourth quarter of 2006 was $27.9 million, which included the benefit of $1.0 million in gains related to the sale of a vacant branch facility in Eastern New York. Compared to the linked quarter, which included a $3.0 million gain on the sale of $24.7 million in manufactured housing loans, operating fee income was consistent and reflects the impact of the competitive banking environment as well as the industry wide softening of personal and commercial insurance renewal rates. For the year ended December 31, 2006, noninterest income represented 31% of net revenues.

Noninterest expenses were comparable to the linked quarter, excluding the impact of fourth quarter severance and third quarter costs associated with the Board of Director reduction, totaling $3.3 million and $1.9 million, respectively. The Company remains committed to minimizing expense growth, even while continuing to invest in the build out and expansion of its franchise. Excluding the impact of the Board reduction and the CEO change, which totaled $4.3 million, the Company's efficiency ratio for 2006 was 58% compared with 55% in 2005.

For the three months ended December 31, 2006, the Company repurchased 384 thousand shares of its common stock at an average price of $14.49 per share. A total of 2.9 million shares were purchased in 2006 at an average price of $13.92 per share. At year-end 2006, 5.6 million shares remain available for repurchase under the current authorization.

Mr. Koelmel concluded, "As 2007 begins, we are even more focused on effectively delivering on our customer-focused, relationship-based strategy and positioning the Company for stronger performance in the future. Given that we expect additional pressure on our net interest margin due to the continuing yield curve environment, we have sharpened our focus on driving more revenue growth and profitability from our current franchise and infrastructure. To mitigate the effect of that additional compression, we will further concentrate on enhancing our commercial loan and deposit mix and expanding our fee-based financial services businesses. We will continue to limit expense growth to ensure our resources are aligned with those activities that are most consistent with our strategy and our best opportunities for long term risk adjusted returns. Finally, we will continue to effectively manage our excess capital position, including the evaluation of strategic banking and financial services acquisitions, as well as share repurchases and dividend increases."

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $7.9 billion and deposits of $5.7 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 119 branches and several financial services subsidiaries across New York State.

Conference Call - A conference call will be held at 11:00 a.m. Eastern Time on Thursday January 25, 2007 to discuss fourth quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-877-709-8150. A replay of the call will be available until February 25, 2007 by dialing 1-877-660-6853, account number 240, conference number 226863.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
----------------
John R. Koelmel            President, Chief Operating Officer and Acting
                           Chief Executive Officer

Michael W. Harrington      Chief Financial Officer

Ann M. Segarra             Corporate Controller
                           (716) 625-7509
                           ann.segarra@fnfg.com

Leslie G. Garrity          Public Relations and Corporate Communications Manager
                           (716) 625-7528
                           leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                                                2006                                      2005
                                                  --------------------------------------------------------------      ------------
                                                  December 31,    September 30,       June 30,        March 31,       December 31,
                                                  ------------    -------------     -----------      -----------      ------------
---------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------------------
Securities available for sale                     $ 1,060,422        1,204,048        1,317,035        1,489,402        1,604,888
Loans and leases:
   Commercial:
     Real estate                                  $ 2,034,709        2,037,311        1,995,287        1,904,305        1,870,483
     Business                                     $   561,323          546,976          529,627          504,935          473,571
                                                  -----------      -----------      -----------      -----------      -----------
      Total commercial loans                      $ 2,596,032        2,584,287        2,524,914        2,409,240        2,344,054
   Residential real estate                        $ 2,252,473        2,254,294        2,245,795        2,209,518        2,182,907
   Home equity                                    $   470,714          463,773          446,562          418,719          403,340
   Other consumer                                 $   163,824          178,131          180,041          182,367          178,732
   Specialized lending                            $   155,032          156,281          177,375          164,552          159,759
   Net deferred costs and discounts               $    27,350           26,217           24,617           21,927           19,847
                                                  -----------      -----------      -----------      -----------      -----------
      Total loans and leases                      $ 5,665,425        5,662,983        5,599,304        5,406,323        5,288,639
   Allowance for credit losses                    $    71,913           72,697           72,662           72,441           72,340
                                                  -----------      -----------      -----------      -----------      -----------
      Loans and leases, net                       $ 5,593,512        5,590,286        5,526,642        5,333,882        5,216,299
Goodwill and other intangibles                    $   748,103          752,256          755,118          757,738          760,707
Total assets                                      $ 7,945,526        8,011,500        8,106,776        8,079,957        8,064,832
Total interest-earning assets                     $ 6,837,367        6,934,014        7,043,036        7,016,550        6,987,526

Deposits:
   Savings                                        $ 1,505,488        1,531,048        1,585,934        1,604,326        1,619,187
   Interest-bearing checking                      $ 1,273,579        1,219,743        1,189,275        1,167,361        1,182,995
   Noninterest-bearing                            $   647,108          628,321          628,478          584,820          592,076
   Certificates                                   $ 2,283,561        2,202,362        2,245,620        2,169,838        2,085,154
                                                  -----------      -----------      -----------      -----------      -----------
      Total deposits                              $ 5,709,736        5,581,474        5,649,307        5,526,345        5,479,412

Borrowings                                        $   747,554          919,398          990,463        1,082,410        1,096,427
Total interest-bearing liabilities                $ 5,810,182        5,872,551        6,011,292        6,023,935        5,983,763
Net interest-earning assets                       $ 1,027,185        1,061,463        1,031,744          992,615        1,003,763
Stockholders' equity                              $ 1,387,197        1,383,878        1,360,926        1,367,385        1,374,423
Tangible equity (1)                               $   639,094          631,622          605,808          609,647          613,716
Securities available for sale fair value
   adjustment included in stockholders' equity    $   (14,150)         (15,671)         (25,189)         (22,562)         (18,083)
Common shares outstanding (2)                         106,753          106,701          106,528          107,721          108,656
Treasury shares                                         9,326            9,250            9,549            8,276            7,280
Total loans serviced for others                   $   393,831          385,107          377,150          378,665          378,253

---------------------------------------------------------------------------------------------------------------------------------
CAPITAL
---------------------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                               10.91%           12.63%           11.40%           11.23%           11.01%
Total risk based capital                                12.16%           13.86%           12.65%           12.48%           12.26%
Tier 1 (core) capital                                    7.73%            8.99%            7.92%            7.57%            7.56%
Tangible capital                                         7.73%            8.99%            7.92%            7.57%            7.56%
Equity to assets                                        17.46%           17.27%           16.79%           16.92%           17.04%
Tangible equity to tangible assets(1)                    8.88%            8.70%            8.24%            8.33%            8.40%
Book value per share (2)                          $     12.99            12.97            12.78            12.69            12.65
Tangible book value per share (1)(2)              $      5.99             5.92             5.69             5.66             5.65

---------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   Commercial real estate                               4,513            7,196            7,482            8,122            6,755
   Commercial business                                  2,599            2,960            2,458            3,074            3,171
   Residential real estate                              4,490            3,450            3,904            4,905            5,911
   Home equity                                            819              667              620              678              567
   Other consumer                                       1,356              633              592              742              953
   Specialized lending                                  1,751            2,225            2,473            3,089            4,573
                                                  -----------      -----------      -----------      -----------      -----------
     Total non-performing loans                        15,528           17,131           17,529           20,610           21,930
Real estate owned                                         632              659            1,039              986              843
                                                  -----------      -----------      -----------      -----------      -----------
     Total non-performing assets                       16,160           17,790           18,568           21,596           22,773

Net loan charge-offs                              $     2,085            1,264            1,335            2,200            2,450
Net charge-offs to average loans (annualized)            0.15%            0.09%            0.10%            0.17%            0.19%
Provision for credit losses                       $     1,300            1,300            1,556            2,300            2,500
Provision for credit losses as a
   percentage of average loans (annualized)              0.09%            0.09%            0.11%            0.18%            0.19%
Total non-performing loans to total loans                0.27%            0.30%            0.31%            0.38%            0.41%
Total non-performing assets as a
   percentage of total assets                            0.20%            0.22%            0.23%            0.27%            0.28%
Allowance for credit losses to total loans               1.27%            1.28%            1.30%            1.34%            1.37%
Allowance for credit losses
   to non-performing loans                              463.1%           424.4%           414.5%           351.5%           329.9%
---------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                           1,922            1,891            1,939            1,958            1,984
Number of branches                                        119              119              122              120              118

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                       2006                                         2005
                                           -------------------------------------------------------------   -----------------------
                                           Year Ended     Fourth      Third        Second        First      Year Ended    Fourth
                                           December 31    Quarter     Quarter      Quarter      Quarter    December 31,   Quarter
                                           -----------   --------     --------     --------     --------   ------------   --------
----------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
----------------------------------------------------------------------------------------------------------------------------------
Interest income                             $415,830      106,163      105,026      104,011      100,630      375,217       98,475
Interest expense                            $169,349       46,697       44,400       40,175       38,077      125,067       35,613
                                            --------     --------     --------     --------     --------     --------     --------
     Net interest income                    $246,481       59,466       60,626       63,836       62,553      250,150       62,862
Provision for credit losses                 $  6,456        1,300        1,300        1,556        2,300        7,348        2,500
                                            --------     --------     --------     --------     --------     --------     --------
     Net interest income after
       provision for credit losses          $240,025       58,166       59,326       62,280       60,253      242,802       60,362

Noninterest income:
   Banking services                         $ 38,661        9,766        9,861        9,983        9,051       37,327        9,775
   Risk management services                 $ 44,133       10,753       10,855       11,705       10,820       29,838       10,183
   Employee benefits administration         $  4,002        1,172        1,012          923          895        1,588        1,226
   Wealth management services               $  8,334        1,938        1,990        2,133        2,273        6,753        1,572
   Lending and leasing                      $  7,238        1,914        1,608        1,969        1,747        7,204        1,935
   Bank-owned life insurance                $  3,162          885          774          756          747        3,837          744
   Other                                    $  5,688        1,475        3,502          333          378        4,116          776
                                            --------     --------     --------     --------     --------     --------     --------
     Total noninterest income               $111,218       27,903       29,602       27,802       25,911       90,663       26,211

Noninterest expense:
   Salaries and benefits                    $123,795       32,346       31,436       30,411       29,602       99,522       27,630
   Occupancy and equipment                  $ 22,147        5,695        5,538        5,241        5,673       18,863        4,905
   Technology and communications            $ 20,303        5,083        5,117        5,109        4,994       19,555        5,573
   Marketing and advertising                $  7,154        1,800        1,775        1,792        1,787        6,994        1,455
   Professional services                    $  3,921        1,060          929        1,069          863        7,784        1,720
   Amortization of intangibles              $ 11,802        2,838        2,890        2,994        3,080       12,083        3,467
   Other                                    $ 22,729        5,953        5,410        5,456        5,910       23,405        5,634
                                            --------     --------     --------     --------     --------     --------     --------
     Total noninterest expense              $211,851       54,775       53,095       52,072       51,909      188,206       50,384

     Income before income taxes             $139,392       31,294       35,833       38,010       34,255      145,259       36,189
Income taxes                                $ 47,533       10,398       12,275       13,212       11,647       52,400       12,689
                                            --------     --------     --------     --------     --------     --------     --------
     Net income                             $ 91,859       20,896       23,558       24,798       22,608       92,859       23,500
                                            ========     ========     ========     ========     ========     ========     ========

----------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
----------------------------------------------------------------------------------------------------------------------------------
Net income per share:
   Basic                                    $   0.86         0.20         0.22         0.23         0.21         0.85         0.22
   Diluted                                  $   0.85         0.19         0.22         0.23         0.21         0.84         0.21
Cash dividends                              $   0.46         0.12         0.12         0.11         0.11         0.38         0.10
Dividend payout ratio                          53.49%       60.00%       54.55%       47.83%       52.38%       44.71%       45.45%
Dividend yield (annualized)                     3.10%        3.20%        3.26%        3.15%        3.04%        2.63%        2.74%
Market price (NASDAQ: FNFG):
   High                                     $  15.43        15.43        15.20        14.74        15.16        15.16        15.15
   Low                                      $  13.38        13.89        13.54        13.44        13.38        12.05        13.35
   Close                                    $  14.86        14.86        14.62        14.02        14.66        14.47        14.47

----------------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS
----------------------------------------------------------------------------------------------------------------------------------
Net income (annualized):
   Return on average assets                     1.14%        1.04%        1.16%        1.23%        1.14%        1.18%        1.16%
   Return on average equity                     6.67%        5.96%        6.79%        7.27%        6.67%        6.76%        6.76%
   Return on average tangible equity (1)       14.75%       12.93%       15.02%       16.28%       14.88%       14.41%       15.12%

Noninterest income as a percentage of
  net revenue                                  31.09%       31.94%       32.81%       30.34%       29.29%       26.60%       29.43%
Efficiency ratio - Consolidated                 59.2%        62.7%        58.8%        56.8%        58.7%        55.2%        56.6%
                 - Banking segment (3)          54.5%        59.5%        54.1%        50.6%        53.9%        51.0%        50.1%
Net loan charge-offs                        $  6,884        2,085        1,264        1,335        2,200        7,114        2,450
Net charge-offs to average loans
  (annualized)                                  0.12%        0.15%        0.09%        0.10%        0.17%        0.14%        0.19%
Provision for credit losses as a
   percentage of average loans
   (annualized)                                 0.12%        0.09%        0.09%        0.11%        0.18%        0.15%        0.19%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                2006                                            2005
                                -------------------------------------------------------------------   -------------------------
                                Year-to-Date    Fourth         Third        Second          First      Year Ended      Fourth
                                 December 31    Quarter       Quarter       Quarter        Quarter    December 31,     Quarter
                                ------------   ----------    ----------    ----------    ----------   ------------   ----------
-------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
-------------------------------------------------------------------------------------------------------------------------------
Securities, at amortized cost    $1,377,191     1,159,180     1,299,108     1,463,333     1,592,764     1,688,250     1,650,915
Loans (4)
Commercial:
     Realoestateal Real Estate   $1,965,832     2,037,440     2,016,806     1,936,790     1,869,891     1,748,839     1,837,831
     Businessrcial Business      $  521,354       546,023       539,824       520,368       478,253       462,355       469,860
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total commercial loans     $2,487,186     2,583,463     2,556,630     2,457,158     2,348,144     2,211,194     2,307,691
   Residential                   $2,243,116     2,265,240     2,261,904     2,234,926     2,209,575     2,095,963     2,171,723
   Home equity                   $  445,356       474,011       460,241       435,366       410,952       360,519       397,192
   Other consumer                $  182,518       174,468       182,348       186,903       186,486       186,368       185,191
   Specialized lending           $  165,935       161,105       163,961       173,566       165,175       159,645       164,174
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
     Total loans                 $5,524,111     5,658,287     5,625,084     5,487,919     5,320,332     5,013,689     5,225,971

Total interest-earning assets    $6,973,137     6,901,629     6,984,200     7,031,114     6,976,304     6,778,663     6,942,574
Goodwill and other intangibles   $  754,919       750,516       753,496       756,491       759,284       729,816       761,802
Total assets                     $8,028,761     7,963,834     8,033,309     8,082,794     8,035,848     7,852,588     8,012,375

Interest-bearing liabilities:
   Savings accounts              $1,565,424     1,514,841     1,560,235     1,585,764     1,601,868     1,643,757     1,627,571
   Checking                      $1,200,698     1,266,103     1,205,335     1,181,493     1,148,515     1,174,366     1,169,508
   Certificates of deposit       $2,202,282     2,255,120     2,236,959     2,207,201     2,107,851     1,831,418     2,043,388
   Borrowed funds                $  980,429       823,799       928,766     1,045,184     1,127,879     1,176,711     1,102,370
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
     Total interest-bearing
       liabilities               $5,948,833     5,859,863     5,931,295     6,019,642     5,986,113     5,826,252     5,942,837

Noninterest-bearing deposits     $  591,306       601,994       614,880       590,754       556,840       547,599       574,364
Total deposits                   $5,559,710     5,638,058     5,617,409     5,565,212     5,415,074     5,197,140     5,414,831
Total liabilities                $6,651,267     6,572,369     6,657,635     6,715,447     6,660,514     6,478,174     6,634,128
Net interest-earning assets      $1,024,304     1,041,766     1,052,905     1,011,472       990,191       952,411       999,737
Stockholders' equity             $1,377,494     1,391,465     1,375,674     1,367,347     1,375,334     1,374,414     1,378,246
Tangible equity (1)              $  622,575       640,949       622,178       610,856       616,050       644,598       616,444
Common shares outstanding (2):
   Basic                            107,068       106,661       106,599       106,985       108,042       109,646       109,011
   Diluted                          108,027       107,576       107,548       107,897       109,026       110,658       110,032

-------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
-------------------------------------------------------------------------------------------------------------------------------
Securities, at amortized cost          4.10%         4.20%         4.16%         4.07%         3.99%         3.67%         3.86%
Loans
Commercial:
     Realoestateal Real Estate         6.93%         7.04%         6.87%         6.89%         6.90%         6.68%         6.76%
     Businessrcial Business            7.58%         7.99%         7.67%         7.48%         7.12%         6.46%         6.83%
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
       Total commercial loans          7.06%         7.24%         7.04%         7.02%         6.95%         6.63%         6.78%
   Residential                         5.57%         5.59%         5.56%         5.57%         5.56%         5.54%         5.49%
   Home equity                         6.88%         7.01%         6.97%         6.84%         6.67%         6.13%         6.32%
   Other consumer                      7.50%         7.65%         7.58%         7.44%         7.33%         6.71%         6.77%
   Specialized lending                 9.59%         8.82%         8.70%        10.26%        10.51%        10.67%        10.66%
     Total loans                       6.53%         6.62%         6.50%         6.53%         6.47%         6.27%         6.33%

Total interest-earning assets          6.04%         6.21%         6.06%         6.00%         5.89%         5.60%         5.73%

Savings accounts                       1.50%         1.64%         1.56%         1.46%         1.36%         1.09%         1.26%
Interest-bearing checking              1.89%         2.26%         1.96%         1.79%         1.51%         1.15%         1.37%
Certificates of deposit                3.90%         4.29%         4.06%         3.78%         3.43%         2.77%         3.16%
Borrowed funds                         3.76%         4.21%         3.99%         3.18%         3.79%         3.62%         3.61%
     Total interest-bearing
       liabilities                     2.84%         3.16%         2.97%         2.67%         2.58%         2.14%         2.37%

Tax equivalent net interest
  rate spread                          3.20%         3.05%         3.09%         3.33%         3.31%         3.46%         3.36%
Tax equivalent net interest
  rate margin                          3.61%         3.52%         3.54%         3.71%         3.68%         3.75%         3.70%
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(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)   Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
(4)   Includes nonaccrual loans.